SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 23, 2012

               FIELDPOINT PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Colorado	001-32624	84-0811034
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

   1703 Edelweiss Drive, Cedar Park, Texas  78613
(Address of principal executive offices)    (Zip Code)

Registrant's telephone number, including area code:  (512) 250-8692

_____________________________________________________
(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 7.01          REGULATION FD DISCLOSURE

On August 23, 2012, FieldPoint Petroleum Corporation (NYSE/MKT: FPP) (the “Company”) issued a press release announcing that the Company and its drilling partner Cimarex Energy Co., www.cimarex.com, have elected to complete the East Lusk Federal 15 well #2 in the Bone Spring Formation and plan to frac the well within approximately 10 days    A copy of the press release is attached hereto.

ITEM 9.01:      FINANCIAL STATEMENTS AND EXHIBITS

Item	Title

99.1	Press Release dated August 23, 2012.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIELDPOINT PETROLEUM CORPORATION
Date: August 23, 2012	By__/s/ Ray Reaves___ Ray Reaves, President